[*] indicates information that has been omitted pursuant to a confidential treatment request and this information has been filed under separate cover with the Commission

PATENT LICENSE AGREEMENT

THIS Agreement is between Technology Innovations, LLC, a limited liability corporation, with its principal place of business at 150 Lucius Gordon Drive, West Henrietta, NY 14586 ("TILLC") and Oncovista, Inc., a Delaware corporation, with its principal place of business at 14785 Omicron Drive, Suite 104, San Antonio, TX 78245 ("Oncovista").

TABLE OF CONTENTS

RECITALS	Page 2
1. EFFECTIVE DATE	Page 2
2. DEFINITIONS	Page 2
3. WARRANTY: SUPERIOR RIGHTS	Page 3
4. LICENSE	Page 4
5. PAYMENTS AND REPORTS	Page 4
6. TERM AND TERMINATION	Page 5
7. INFRINGEMENT BY THIRD PARTIES	Page 7
8. ASSIGNMENT	Page 7
9. PATENT MARKING	Page 7
10. INDEMNIFICATION AND INSURANCE	Page 7
11. USE OF BOARD AND COMPONENT'S NAME	Page 8
12. CONFIDENTIAL INFORMATION AND PUBLICATION	Page 8
13. ALTERNATE DISPUTE RESOLUTION	Page 9
14. GENERAL	Page 9
SIGNATURES	Page 11

RECITALS

A. The Board of Regents of the University of Texas ("Board") owns certain Patent Rights and Technology Rights related to Licensed Subject Matter, which were developed at The University of Texas Health Science Center at San Antonio ("University), a component institution of System.

B. Board desires to have the Licensed Subject Matter developed and used for the benefit of Licensee, Inventor, Board, and the public as outlined in Board's Intellectual Property Policy.

C. Technology Innovations, LLC ("TILLC") has obtained a license from Board to practice Licensed Subject Matter, with the right to grant a sublicense to Oncovista.

D. Oncovista wishes to obtain a sublicense to practice Licensed Subject Matter.

NOW, THEREFORE, in consideration of the mutual covenants and premises herein contained, the parties agree as follows:

1. EFFECTIVE DATE

This Agreement is effective May 1st, 2005 ("Effective Date").

2. DEFINITIONS

As used in this Agreement, the following terms have the meanings indicated:

2.1 **"Affiliate"** means any business entity more than 50% owned by Licensee, any business entity which owns more than 50% of Licensee, or any business entity that is more than 50% owned by a business entity that owns more than 50% of Licensee.

2.2 **"Licensed Field"** means all fields.

2.3 **"Licensed Product"** means any product Sold by Licensee comprising Licensed Subject Matter pursuant to this Agreement.

2.4 **"Licensed Subject Matter"** means inventions and discoveries covered by Patent Rights or Technology Rights within Licensed Field.

2.5 **"Licensed Territory"** means worldwide.

2.6 **"Licensee"** means Oncovista, Inc. and any sublicensee of Oncovista, Inc.

2.7 **"Net Sales"** means the gross revenues received by Licensee from the Sale of Licensed Products less sales and/or use taxes actually paid, import and/or export duties actually paid, outbound transportation prepaid or allowed, and amounts allowed or credited due to returns (not to exceed the original billing or invoice amount).

* Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

* Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

2.8 **"Patent Rights"** means Board's rights in information or discoveries covered by United States Patent Application Number [*] and all foreign patent applications, and all divisions, continuations, continuations-in-part, reissues, reexaminations or extensions thereof, and any letters patent that issue thereon, which name [*] as either sole or joint inventor ("Inventor") and which relate to the manufacture, use or sale of [*] as described in [*] inclusive.

2.9 **"Sale, Sell or Sold"** means the transfer or disposition of a Licensed Product for value to a party other than a licensee.

2.10 **"Technology Rights"** means Board's rights in technical information, know-how, processes, procedures, compositions, devices, methods, formulas, protocols, techniques, software, designs, drawings or data created by Richard F. Luduena, Ph.D. as either sole or joint inventor (Inventor) at University before the Effective Date relating to 'Therapeutic Composition' which are not covered by Patent Rights but which are necessary for practicing the invention covered by Patent Rights.

3. WARRANTY: SUPERIOR-RIGHTS

3.1 Except for the rights, if any, of the Government of the United States, as set forth below, Board represents and warrants its belief that (i) it is the owner of the entire right, title, and interest in and to Licensed Subject Matter, (ii) it has the sole right to grant licenses thereunder, and (iii) it has not knowingly granted licenses thereunder to any other entity that would restrict rights granted to Licensee except as stated herein.

3.2 Licensee understands that the Licensed Subject Matter may have been developed under a funding agreement with the Government of the United States of America and, if so, that the Government may have certain rights relative thereto. This Agreement is explicitly made subject to the Government's rights under any agreement and any applicable law or regulation. If there is a conflict between an agreement, applicable law or regulation and this Agreement, the terms of the Government agreement, applicable law or regulation shall prevail.

3.3 Licensee understands and acknowledges that Board or TILLC makes no representation as to the operability or fitness for any use, safety, efficacy, ability to obtain regulatory approval, patentability, and/or breadth of the Licensed Subject Matter. Board or TILLC also makes no representation as to whether there are any patents now held, or which will be held, by others or by Board in the Licensed Field, nor does Board or TILLC make any representation that the inventions contained in Patent Rights do not infringe any other patents now held or that will be held by others or by Board.

3.4 Licensee, by execution hereof acknowledges, covenants and agrees that it has not been induced in any way by Board, System, University or TILLC or their employees to enter into this Agreement, and further warrants and represents that (i) it has conducted sufficient due diligence with respect to all items and issues pertaining to this Article 3 and all other matters pertaining to

this Agreement; and (ii) Licensee has adequate knowledge and expertise, or has utilized knowledgeable and expert consultants, to adequately conduct the due diligence, and agree to accept all risks inherent herein.

4. LICENSE

4.1 TILLC hereby grants to Licensee a royalty-bearing, exclusive license under Licensed Subject Matter to manufacture, and/or sell Licensed Products within the Licensed Territory for use within Licensed Field. This grant is subject to the payment by Licensee to all consideration as provided herein, and is further subject to rights retained by Board to:

a. Publish the general scientific findings from research related to Licensed Subject Matter subject to the terms of Section 12, Confidential Information; and

b. Use Licensed Subject Matter for research, teaching and other educationally-related purposes.

c. Transfer Licensed Subject Matter to academic or research institutions for noncommercial research use.

4.2 Licensee may extend the license granted herein to any Affiliate or sublicensee so long as they consent to be bound by this Agreement to the same extent as Licensee.

4.3 Licensee may grant sublicenses consistent with this Agreement if Licensee is responsible for the operations of its sublicensees relevant to this Agreement as if the operations were carried out by Licensee, including the payment of royalties whether or not paid to Licensee by a sublicensee. However, Oncovista's sublicensees will not have the right to grant sublicenses. Licensee must deliver to TILLC a true and correct copy of each sublicense granted by Licensee, and any modification or termination thereof, within 30 days after execution, modification, or termination. When this Agreement is terminated, all existing sublicenses granted by Licensee must be assigned to TILLC.

5. PAYMENTS AND REPORTS

5.1 In consideration of rights granted under this Agreement, Licensee will pay TILLC the following:

a. Oncovista shall grant TILLC a [*]% equity interest in Oncovista, Inc.

b. A running royalty equal to [*]% of LICENSEE's NET SALES of LICENSED PRODUCTS; and

c. [*]% of all consideration, other than research and development money, received by LICENSEE from either (i) any sublicensee pursuant to Section 4.3 herein above, or (ii) any assignee pursuant to Section 8.1 hereinbelow, including but not limited to, royalties,

* Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

upfront payments, marketing, distribution, franchise, option, license, or documentation fees, bonus and milestone payments and equity securities.

5.2 During the Term of this Agreement and for 1 year thereafter, Licensee agrees to keep complete and accurate records of its and its sublicensees' Sales and Net Sales of Licensed Products under the license granted in this Agreement in sufficient detail to enable the royalties payable hereunder to be determined. Licensee agrees to permit TILLC or its representatives, at TILLC's expense, to periodically examine its books, ledgers, and records during regular business hours for the purpose of and to the extent necessary to verify any report required under this Agreement. If the amounts due to TILLC are determined to have been underpaid, Licensee will pay the cost of the examination and accrued interest at the highest allowable rate.

5.3 Within 30 days after March 31, June 30, September 30, and December 31, beginning immediately after the Effective Date, Licensee must deliver to TILLC a true and accurate written report, even if no payments are due TILLC, giving the particulars of the business conducted by Licensee and its sublicensee(s), if any exist, during the preceding 3 calendar months under this Agreement as are pertinent to calculating payments hereunder. This report will include at least:

a. the quantities of Licensed Subject Matter that it has produced;

b. the total Sales;

c. the calculation of royalties thereon; and

d. the total royalties computed and due Board.

Simultaneously with the delivery of each report, Licensee must pay to TILLC the amount, if any, due for the period of each report.

5.4 On or before each anniversary of the Effective Date, irrespective of having a first Sale or offer for Sale, Licensee must deliver to TILLC a written progress report as to Licensee's (and any sublicensee's) efforts and accomplishments during the preceding year in diligently commercializing Licensed Subject Matter in the Licensed Territory and Licensee's (and, if applicable, sublicensee's) commercialization plans for the upcoming year.

5.5 All amounts payable here by Licensee must be paid in United States funds without deductions for taxes, assessments, fees, or charges of any kind. Checks must be payable to Technology Innovations, LLC.

6. TERM AND TERMINATION

6.1 The term of this Agreement is from the Effective Date to the full end of the term or terms for which Patent Rights have not expired or, if only Technology Rights are licensed and no Patent Rights are applicable, for a term of 15 years.

* Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

6.2 Anytime after 2 years from the Effective Date, TILLC have the right to terminate the exclusivity of this license in any national political jurisdiction in the Licensed Territory if Licensee, within 90 days after receiving written notice from TILLC of intended termination of exclusivity, fails to provide written evidence satisfactory to TILLC that Licensee or its sublicensees has commercialized or is actively attempting to commercialize a licensed invention in such jurisdiction(s).

6.3 Any time after 3 years from the Effective Date, TILLC has the right to terminate this license in any national political jurisdiction in the Licensed Territory if Licensee, within 90 days after receiving written notice from TILLC of intended termination, fails to provide written evidence satisfactory to TILLC that Licensee or its sublicensees has commercialized or is actively attempting to commercialize a licensed invention in such jurisdiction(s).

6.4 The following definitions apply to Article 6: (i) "Commercialize" means having Sales of Licensed Products in such jurisdiction; and (ii) "Active attempts to commercialize" means having Sales of Licensed Products or an effective, ongoing and active research, development, manufacturing, marketing or sales program as appropriate, directed toward obtaining regulatory approval, production or Sales of Licensed Products in any jurisdiction, and plans to commercialize licensed inventions in the jurisdiction(s) that TILLC intends to terminate. Subject to generally accepted business principles, TILLC reserves the right of determination as to the acceptability of the commercialization activities.

6.5 This Agreement will earlier terminate:

a. automatically if Licensee becomes bankrupt or insolvent and/or if the business of Licensee is placed in the hands of a receiver, assignee, or trustee, whether by voluntary act of Licensee or otherwise; or

b. upon 30 days written notice from TILLC if Licensee breaches or defaults on its obligation to make payments (if any are due) or reports, in accordance with the terms of Article 5, unless, before the end of the 30 day period, Licensee has cured the default or breach and so notifies TILLC, stating the manner of the cure; or

c. upon 90 days written notice if Licensee breaches or defaults on any other obligation under this Agreement, unless, before the end of the 90 day period, Licensee has cured the default or breach and so notifies TILLC, stating the manner of the cure; or

d. at any time by mutual written agreement between Licensee, TILLC, upon 180 days written notice to all parties and subject to any terms herein which survive termination; or

e. under the provisions of Paragraphs 6.2 and 6.3 if invoked.

* Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

6.6 If this Agreement is terminated for any cause:

a. nothing herein will be construed to release either party of any obligation matured prior to the effective date of the termination;

b. after the effective date of the termination, Licensee may sell all Licensed Products and parts therefor it has on hand at the date of termination, if it pays earned royalties thereon according to the terms of Article 5; and

c. Licensee will be bound by the provisions of Articles 10, 11, and 12 of this Agreement.

7. INFRINGEMENT BY THIRD PARTIES

7.1 Licensee, at its expense, must enforce any patent exclusively licensed hereunder against infringement by third parties and it is entitled to retain recovery from such enforcement. Licensee must pay TILLC a royalty on any monetary recovery if the monetary recovery is for damages or a reasonable royalty in lieu thereof. If Licensee does not file suit against a substantial infringer of a patent within 6 months of knowledge thereof then TILLC may enforce any patent licensed hereunder on behalf of itself and Licensee, TILLC retaining all recoveries from such enforcement and/or reducing the license granted hereunder to non-exclusive.

7.2 In any infringement suit or dispute, the parties agree to cooperate fully with each other. At the request and expense of the party bringing suit, the other party will permit access to all relevant personnel, records, papers, information, samples, specimens, etc., during regular business hours.

8. ASSIGNMENT

8.1 Except in connection with the sale of substantially all of Licensee's assets to a third party, this Agreement may not be assigned by Licensee without the prior written consent of TILLC, which will not be unreasonably withheld.

9. PATENT MARKING

9.1 Licensee must permanently and legibly mark all products and documentation manufactured or sold by it under this Agreement with a patent notice as may be permitted or required under Title 35, United States Code.

10. INDEMNIFICATION AND INSURANCE

10.1 Licensee agrees to hold harmless and indemnify Board and TILLC and its Regents, officers, employees and agents from and against any claims, demands, or causes of action whatsoever, including without limitation those arising on account of any injury or death of persons or damage to property caused by, or arising out of or resulting from, the exercise or practice of the license granted hereunder by Licensee, its Affiliates or their officers, employees, agents or

* Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

representatives. The following is excluded from Licensee 's obligation to indemnify and hold harmless:

a. The negligence or willful malfeasance by TILLC or Board, a Regent, officer, agent or employee of Institution or System or TILLC.

10.2 In no event shall Board or TILLC be liable for any indirect, special, consequential or punitive damages (including, without limitation, damages for loss of profits or expected savings or other economic losses, or for injury to persons or property) arising out of or in connection with this Agreement or its subject matter, regardless of whether Board or TILLC knows or should know of the possibility of such damages.

10.3 Insurance

a. Beginning at the time when any Licensed Subject Matter is being distributed or sold (including for the purpose of obtaining regulatory approvals) by Licensee or by a sublicensee, Licensee shall, at its sole cost and expense, procure and maintain commercial general liability insurance in amounts not less than $ 2,000,000 per incident and $2,000,000 annual aggregate, and Licensee shall use reasonable efforts to have TILLC and the Board, System, University, its Regents, officers, employees and agents named as additional insureds. Such commercial general liability insurance shall provide (i) product liability coverage; (ii) broad form contractual liability coverage for Licensee's indemnification under this Agreement; and (iii) coverage for litigation costs. The minimum amounts of insurance coverage required shall not be construed to create a limit of Licensee's liability with respect to its indemnification under this Agreement.

b. Licensee shall provide TILLC with written evidence of such insurance upon TILLC's request. Licensee shall provide TILLC with written notice of at least fifteen (15) days prior to the cancellation, non-renewal or material change in such insurance.

c. Licensee shall maintain such commercial general liability insurance beyond the expiration or termination of this Agreement during (i) the period that any Licensed Subject Matter developed pursuant to this Agreement is being commercial distributed or sold by Licensee or by a sublicensee or agent of Licensee; and (ii) the five (5) year period immediately after such period.

11. USE OF BOARD AND COMPONENT'S NAME

11.1 Licensee may not use the name of TILLC, University, System or Board without express written consent.

12. CONFIDENTIAL INFORMATION AND PUBLICATION

12.1 TILLC and Licensee each agree that all information contained in documents marked confidential" and forwarded to one by the other (i) be received in strict confidence, (ii) be used only for the purposes of this Agreement, and (iii) not be disclosed by the recipient party, its

* Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

agents or employees without the prior written consent of the other party, except to the extent that the recipient party can establish competent written proof that such information:

a. was in the public domain at the time of disclosure;

b. later became part of the public domain through no act or omission of the recipient party, it's employees, agents, successors or assigns;

c. was lawfully disclosed to the recipient party by a third party having the right to disclose it;

d. was already known by the recipient party at the time of disclosure;

e. was independently developed by the recipient; or

f. is required by law or regulation to be disclosed.

12.2 Each party's obligation of confidence hereunder shall be fulfilled by using at least the same degree of care with the other party's confidential information as it uses to protect its own confidential information. This obligation shall exist while this Agreement is in force and for a period of 3 years thereafter.

13. ALTERNATE DISPUTE RESOLUTION

13.1 Any dispute or controversy arising out of or relating to this Agreement, its construction or its actual or alleged breach will be decided by mediation. If the mediation does not result in a resolution of such dispute or controversy, it will be finally decided by an appropriate method of alternate dispute resolution, including without limitation, arbitration, conducted in the city of San Antonio, Texas in accordance with the Commercial Dispute Resolution Procedures of the American Arbitration Association. The arbitration panel will include members knowledgeable in the evaluation of 'antitubulin isotype compounds' technology. Judgment upon the award rendered may be entered in the highest court or forum having jurisdiction, state or federal. The provisions of this Article 14 will not apply to decisions on the validity of patent claims or to any dispute or controversy as to which any treaty or law prohibits such arbitration. The decision of the arbitration must be sanctioned by a court of law having jurisdiction to be binding upon and enforceable by the parties.

14. GENERAL

14.1 This Agreement constitutes the entire and only agreement between the parties for Licensed Subject Matter and all other prior negotiations, representations, agreements, and understandings are superseded hereby. No agreements altering or supplementing the terms hereof may be made except by a written document signed by both parties.

14.2 Any notice required by this Agreement must be given by prepaid, first class, certified mail, return receipt requested and addressed to:

* Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Technology Innovations, LLC
150 Lucius Gordon Drive
West Henrietta, NY 14586
ATTENTION: Mike Weiner
PHONE: 585-214-2441
CELL: 585-317-0282

or in the case of Licensee to:

Oncovista Inc.
14785 Omicron Drive
Suite 104
San Antonio, TX 78245

or other addresses as may be given from time to time under the terms of this notice provision.

14.3 Licensee must comply with all applicable federal, state and local laws and regulations in connection with its activities pursuant to this Agreement.

14.4 This Agreement will be construed and enforced in accordance with the laws of the United States of America and of the State of Texas.

14.5 Failure of TILLC to enforce a right under this Agreement will not act as a waiver of that right or the ability to later assert that right relative to the particular situation involved.

14.6 Headings are included herein for convenience only and shall not be used to construe this Agreement.

14.7 If any part of this Agreement is for any reason found to be unenforceable, all other parts nevertheless remain enforceable.

Signatures appear on the following page

* Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, parties hereto have caused their duly authorized representatives to execute this Agreement.

TECHNOLOGY INNOVATIONS, LLC

By [signature]
Mike Weiner
President & CEO

Date: 6/23/05

ONCOVISTA, INC.

By [signature]

Date: 6/24/05

* Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.